EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT:	W. Michael Smith Chief Operating Officer (972) 301-2450 www.remotedynamics.com
Remote Dynamics Notified by Nasdaq of Failure to Comply with $1.00 Minimum Bid Price Requirement; Afforded Grace Period to Regain Compliance
RICHARDSON, Texas, Nov. 4, 2005 — Remote Dynamics, Inc. (NASDAQ: REDI), a leading provider of telematics-based management solutions for commercial fleets, today announced that on Nov. 2, 2005, the company received a Nasdaq Staff Deficiency Letter from the Nasdaq Listing Qualifications Department indicating that for the previous 30 days, the bid price for the company’s common stock had closed below the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 4310(c)(4). In accordance with Marketplace Rule 4310(c)(8)(D), the company was provided 180 calendar days, or until May 1, 2006, to regain compliance. In order to regain compliance, the company must demonstrate a closing bid price for its common stock of $1.00 per share or more for a minimum of 10 consecutive business days.
     The Nasdaq Staff Deficiency Letter further provided that if compliance with the $1.00 minimum bid price requirement cannot be demonstrated by the company by May 1, 2006, the Staff will grant the company an additional 180 calendar days to regain compliance, if at that time, the company meets The Nasdaq SmallCap Market initial listing requirements as set forth in Marketplace Rule 4310(c), except for the $1.00 minimum bid price requirement.
About Remote Dynamics, Inc.
     Remote Dynamics, Inc. [NASDAQ: REDI] provides patented state-of-the-art mobile resource management solutions that contribute to higher customer revenues, enhanced operator efficiency and improved cost control. Combining GPS and wireless telematics with supply chain management, the company’s solutions improve mobile worker productivity through real-time position and route reporting, as well as exception-based reporting that analyzes mobile workforce inefficiencies for operational optimization. More information about Remote Dynamics is available online at http://www.remotedynamics.com.
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Remote Dynamics Notified by Nasdaq of Failure to Comply with $1.00 Minimum Bid Price Requirement (page 2)
Legal notice to investors: Legal notice to investors: Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the company “expects,” “believes,” “anticipates” or words of similar import. Similarly, statements that describe the company’s future plans, objectives or goals are also forward-looking statements. Such forward-looking statements generally involve known and unknown risks, uncertainties and other facts, which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: ability to regain and maintain compliance with NASDAQ SmallCap $1.00 minimum bid price requirement; acceptance of new product offerings; ability to successfully implement a channel partner strategy; ability to successfully integrate mobile resource management products with customer’s existing logistics management systems; ability to achieve sales projections; ability to achieve and maintain margins during periods of rapid expansion; availability of capital to fund expansion and change in business model to recurring revenue model; ability to attract and retain qualified sales personnel; market conditions; general economic and business conditions; business abilities and judgment of management and personnel; changes in business strategy and competition. For a listing of risks applicable to the future prospects of the company, please refer to the reports filed with the SEC, such as recent 10-K and 10-Q Reports.
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